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                                                                   EXHIBIT 99.7

                      CONSENT OF BURTON S. SCHWARTZ, M.D.

        The undersigned, Burton S. Schwartz, M.D., hereby consents to being named in the Registration Statement on Form S-4 of American Oncology Resources, Inc. (the "Company") and any preliminary prospectus or prospectuses to be filed in connection therewith as a person to be appointed a director of the Company.


                                        /s/ BURTON S. SCHWARTZ
                                        ---------------------------------------
                                        Burton S. Schwartz, M.D.